Exhibit 107

Calculation of Filing Fee Tables

FORM F-10

(Form Type)

WESTERN COPPER AND GOLD CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title(1)	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities

Fees to be Paid	Equity	Common Shares, no par value	457(o)	(1)	(2)	(1)(2)	$0.0001102	(1)(2)

Fees to be Paid	Other	Warrants	457(o)	(1)	(2)	(1)(2)	$0.0001102	(1)(2)

Fees to be Paid	Other	Subscription Receipts	457(o)	(1)	(2)	(1)(2)	$0.0001102	(1)(2)

Fees to be Paid	Other	Units	457(o)	(1)	(2)	(1)(2)	$0.0001102	(1)(2)

Fees to be Paid	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	457(o)	$18,810,000 (1)(3)		$18,810,000 (1)(2)(3)	$0.0001102	$18,810,000 (1)(2)(3)

	Total Offering Amounts					$18,810,000		$2,073

	Total Fees Previously Paid

	Total Fee Offsets							$1,978

	Net Fee Due							$95

(1)

There are being registered under this Registration Statement such indeterminate number of common shares, warrants, subscription receipts, and units of the Registrant, and a combination of such securities, separately or as units, as may be sold by the registrant from time to time, which collectively shall have an aggregate initial offering price not to exceed US$18,810,000. The securities registered hereunder also include such indeterminate number of each class of identified securities as may be issued upon conversion, exercise or exchange of any other securities that provide for such conversion into, exercise for or exchange into such securities. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. In addition, pursuant to Rule 416 under the Securities Act of 1933 (the “Securities Act”), as amended, the common shares being registered hereunder include such indeterminate number of common shares as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends, or similar transactions. The proposed maximum initial offering price per security will be determined, from time to time, by the registrant in connection with the sale of the securities under this Registration Statement.

(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) of the Securities Act.
(3)

This amount represents the U.S. dollar value of a proposed maximum aggregate offering amount of Cdn.$25,000,000. U.S. dollar amounts are calculated based on the daily exchange rate reported by the Bank of Canada on November 15, 2022, which was Cdn.$1.00 = US$0.7524.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rule 457(p)

Fees Offset Claims	Western Copper and Gold Corporation	F-10	333-241689 (4)	08/06/2020		$1,978(5)	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	$15,239,330(5)

Fees Offset Sources	Western Copper and Gold Corporation	F-10	333-241689 (4)		08/06/2020						$1,978(5)

(4)

Attributable to US$15,239,330 of unsold securities (US$1,978 of previously paid fees) that were previously registered under the Registration Statement on Form F-10 (333-241689) filed on August 6, 2020 (the “Prior Registration Statement”) that have not yet been issued and sold. Pursuant to Rule 457(p) under the Securities Act, such unutilized filing fees may be applied to the filing fees payable pursuant to this Registration Statement, and the Prior Registration Statement and the offering of the unsold securities registered under the Prior Registration Statement will be deemed terminated as of the effective date of this Registration Statement.

(5)

This amount is based upon US$15,239,330 of unsold securities, calculated based upon the daily exchange rate reported by the Bank of Canada on November 24, 2020, the sale date of all sold securities, which was Cdn.$1.00 = US$0.7672.

2